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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Infoseek Corporation for the registration of 315,532 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1998, except for Note 13, as to which the date is February 12, 1998, with respect to the financial statements and schedule of Infoseek Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, and our report dated January 16, 1998, except for Note 14, as to which the date is February 12, 1998 and Note 2, as to which the date is April 17, 1998, with respect to the supplemental consolidated financial statements and schedule of Infoseek Corporation included in its Current Report (Form 8-K) dated April 17, 1998, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


San Jose, California
May 28, 1998